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                             STOCKHOLDERS' AGREEMENT

                                      AMONG

                       MIRAGE UNIVERSAL DE MISIONES S.A.,

                             MIRAGE ARGENTINA, INC.

                     UNIVERSAL CASINO CONSULTANTS (HK) LTD.,

                                       AND

                  BERJAYA UNIVERSAL CASINO MANAGEMENT (HK) LTD.

                                  DATED AS OF

                                 JANUARY 4, 1994

               ---------------------------------------------------



                                 EXHIBIT 10(fff)

                             STOCKHOLDERS' AGREEMENT

     This STOCKHOLDERS' AGREEMENT (this "Agreement") is entered into this 4th day of January, 1994, by and among MIRAGE UNIVERSAL DE MISIONES S.A., a corporation organized and existing under the laws of the Republic of Argentina (the "Corporation"), Mirage Argentina, Inc., a corporation organized and existing under the laws of the State of Nevada ("MAI"), Universal Casino Consultants (HK) Ltd., a corporation organized and existing under the laws of Hong Kong ("UCC") and Berjaya Universal Casino Management (HK) Ltd., a corporation organized and existing under the laws of Hong Kong ("Berjaya") (MAI, UCC and Berjaya, together with any other persons who may hereafter own Shares (as defined below), in accordance with the terms hereof, being referred to individually as a "Stockholder" and collectively as the "Stockholders").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Corporation participated in the Bid (as defined below), and was awarded a permit by the Institute (as defined below) to build and operate a new casino in the city of Puerto de Iguazu and adjacent areas (the "Casino"); and

     WHEREAS, on or before the date hereof, MAI contributed or agreed to contribute $4 million, UCC contributed or agreed to contribute $1.6 million and Berjaya contributed or agreed to contribute $2.4 million to the capital of the Corporation; and

     WHEREAS, the Stockholders together own all of the presently issued and outstanding shares of the Corporation (referred to hereafter as the "Shares" or "Stock") as follows:

               MAI                      4,000,000 Shares
               UCC                      1,600,000 Shares
               Berjaya                  2,400,000 Shares; and

     WHEREAS, the parties hereto wish to enter into this Agreement to regulate their relationship with regard to the Corporation and to regulate the relationship amongst themselves; and

     WHEREAS, the parties hereto wish that, subject to the terms and conditions hereof, all present and future Stockholders of Shares (or rights to acquire such Shares) of the Corporation, be parties to this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.     DEFINITIONS

    1.01       CERTAIN DEFINITIONS

    (a) As used herein the following terms shall have the following meanings:

                "ACCEPTABLE BANK" means the principal New York investment banking office of any of the following institutions: Prudential Securities, Inc., Salomon Brothers Inc, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Inc.

                "ACCEPTANCE NOTICE" has the meaning set forth in Section 5.1 hereof.

                "AFFILIATE" means, as to any Person (the "Designated Person"):
    (i) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with (A) such Designated Person, or (B) any Person controlling, directly or indirectly, such Designated Person ,
    (ii) any officer or member of the board of directors of such Designated Person or of any other Person described in clause (i) above, or (iii) any other Person who, directly or indirectly, owns beneficially 10% or more of the equity of such Designated Person.

                "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

                "ARGENTINA" means the Republic of Argentina.

                "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar law of any applicable jurisdiction for the relief of debtors.

                "BERJAYA" means Berjaya Universal Casino Management (HK) Ltd., a corporation organized and existing under the laws of Hong Kong, together with any successors and assigns.

                "BID" means the public bid made by the Institute to build a casino in the city of Puerto de Iguazu and adjacent areas.

                "BID DATE" has the meaning set forth in Section 5.3(c) hereof.

                "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

                "CASINO" has the meaning set forth in the first recital of this Agreement.

                "CONSTITUENT DOCUMENTS" of an entity means the Articles or Certificate of Incorporation and the By-laws, or equivalent documents, of such corporation.

               "CORPORATION" has the meaning set forth in the first paragraph of this Agreement.

               "CORPORATION NOTICE" has the meaning specified in Section 5.1 hereof.

               "DISQUALIFICATION NOTICE" has the meaning specified in Section 5.3(a) hereof.

               "DISQUALIFIED STOCKHOLDER" has the meaning specified in Section 5.3(a) hereof.

               "DOLLAR" and "$" means the lawful currency of the United States of America.

               "EFFECTIVE DATE" means the date of this Agreement.

               "EXCESS AMOUNT" has the meaning set forth in Section 5.1 hereof.

               "FAIR MARKET VALUE" has the meaning, and shall be calculated, according to the specifications set forth in Section 5.3(f) hereof.

               "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase", without being limited to,".

               "INSOLVENCY" means, as to the Corporation: (i) the Corporation is unable generally to pay its debts as they become due, (ii) the Corporation commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a custodian of it or for all or substantially all of its property or makes a general assignment for the benefit of its creditors, in each case pursuant to or within the meaning of any Bankruptcy Law, or (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Corporation in an involuntary case, appoints a custodian of the Corporation or substantially all of the property of the Corporation or orders the liquidation of the Corporation, and the order or decree remains unstayed and in effect for sixty (60) days.

               "INSTITUTE" means the Instituto Provincial de Loteria y Casinos of Misiones, Argentina.

               "MAI" means Mirage Argentina, Inc. a corporation organized and existing under the laws of the State of Nevada.

               "MAI PURCHASE NOTICE" has the meaning set forth in Section 5.3(b) hereof.

               "MAI SALE NOTICE" has the meaning set forth in Section 5.3(b) hereof.

               "MISIONES" means the Province of Misiones in Argentina.

               "MRI" means Mirage Resorts, Incorporated, a corporation organized and existing under the laws of the State of Nevada.

               "PERSON" means any individual, corporation, company, voluntary association, partnership, joint venture, trust or unincorporated organization, business, entity or government (or any agency, instrumentality or political subdivision thereof).

               "PROPORTIONATE SHARE" has the meaning set forth in Section 5.1 hereof.

               "PROPOSED SALE" has the meaning set forth in Section 5.1 hereof.

               "RECOUPMENT" means the time at which MAI has received aggregate distributions from the Corporation in respect of its Shares equal to MAI's total investment in the Corporation plus interest thereon calculated at MRI's weighted cost of debt capital, on a consolidated basis, during the period from the Effective Date through Recoupment.

               "SECURITIES ACT" means any statute or regulation in any applicable jurisdiction which governs the sale of securities to the public and the rules and regulations promulgated thereunder, all as the same shall be in effect at any time or from time to time.

               "SHARES" and "STOCK" has the meaning specified in the recital hereto.

               "SELLING STOCKHOLDER" has the meaning specified in Section 5.1 hereof.

               "SIGNIFICANT LOSSES" means, as to the Corporation, either of the following circumstances which exist at any time after the first eighteen
    (18) months of operations of the Corporation: (i) Insolvency or (ii) the Corporation has an accumulated deficit, as determined in accordance with United States generally accepted accounting principles, consistently applied, and has operated at a net loss, as determined in accordance with United States generally accepted accounting principles, consistently applied, during the preceding six-month period.

               "STOCKHOLDER NOTICE" has the meaning set forth in Section 5.1 hereof.

               "SUBJECT SHARES" has the meaning set forth in Section 5.1 hereof.

               "SUBSIDIARY" of the Corporation means any corporation or other entity of which more than fifty percent (50%) (by number of votes) of the shares or other equity interests is owned by the Corporation and/or one or more other Subsidiaries.

               "TERMINATION DATE" means the date on which this Agreement shall terminate, pursuant to Section 3 hereof.

               "TRANSFER" means to issue, transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any of the Shares or any interest therein.

               "UCC" means Universal Casino Consultants (HK) Ltd., a corporation organized and existing under the laws of Hong Kong, and any successors and assigns.

    1.02       GENERAL PRINCIPLES OF CONSTRUCTION

    Unless otherwise specified herein, (a) "SECTION" shall refer to a section or subsection of this Agreement, as the context shall require, (b) "herein," "hereunder," "hereby," "hereof" and words of similar import shall refer to this Agreement and any schedules and exhibits hereto taken as a whole, and not just to the specific section in which such term appears, and (c) terms defined in the singular shall have the appropriate correlative meaning when used in the plural and VICE VERSA.

SECTION 2.     REPRESENTATIONS, WARRANTIES AND COVENANTS

    2.1        REPRESENTATIONS AND WARRANTIES

    Each of MAI, UCC and Berjaya hereby represents and warrants that:

               (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

               (b) it has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

               (c) its board of directors has taken any actions which may be required to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby;

               (d) this Agreement has been duly executed and delivered by it and is a valid and binding obligation of such corporation enforceable in accordance with its terms;

               (e) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violates or will violate or conflicts or will conflict with any provisions of its Constituent Documents or other governing instrument; or any agreement or instrument to which it is a party or by which it is bound, or any judicial decree, order, injunction, statute, rule or regulation applicable to it; and

               (f) neither it, nor to the best of its knowledge, any of its agents or Affiliates, have acted or permitted any action that could be construed to be a violation of the requirements of the Foreign Corrupt Practices Act, as amended (15 U.S.C. 78, ET SEQ.).

    2.2        COVENANTS

               (a) Each party to this Agreement will cooperate with the appropriate governmental authorities in the State of Nevada in connection with any investigation, license or permit from the State of Nevada.

               (b) UCC shall grant MAI, and shall cause their agents and Affiliates to grant MAI, any rights which they might have reserved to use the name "Mirage" in Argentina and elsewhere, in each case for a total consideration of $1. Neither UCC nor Berjaya nor any of their agents or Affiliates shall use the name "Mirage" in any way in connection with the Casino or any other business or activities.

SECTION 3.     TERM OF AGREEMENT

               (a) This Agreement shall commence on the date first above written and shall continue in full force and effect until the occurrence of any of the following events, at which time this Agreement shall automatically terminate:

               (i) upon the consent in writing of Stockholders owning not less than eighty-one (81%) of the then issued and outstanding Shares;

               (ii) upon the voluntary or involuntary dissolution of the Corporation; or

               (iii) upon the sale of all or substantially all of the assets of the Corporation and the distribution of the proceeds thereof to the Stockholders (to the extent otherwise permitted by this Agreement).

               (b) In the event any Stockholder shall cease to be the owner of any Shares, such Stockholder shall cease to be a party to this Agreement and, subject to Section 3(c) hereof, this Agreement shall no longer be binding upon or inure to the benefit of such Stockholder.

               (c) Nothing contained in this Section 3 shall affect or impair any rights or obligations arising prior to or at the time of the termination of this Agreement pursuant to Section 3(a) hereof or the termination of its application to any party resulting from the operation of Section 3(b) hereof.

SECTION 4.     VOTING AGREEMENT

    4.1        COMPOSITION OF THE BOARD OF DIRECTORS

               (a) Each Stockholder agrees that, effective on the date hereof and during the term of this Agreement, the Board of Directors of the Corporation shall consist of seven (7) directors, until a Recoupment occurs, from and after which time the Board of Directors shall consist of six (6) directors. The meetings of the Board of Directors may, at the request of any three of its members, be held through a telephonic conference.

               (b) The Stockholders shall vote or cause to vote all of their Shares to the end that (i) Before a Recoupment, four (4) directors of the Corporation shall be designated by MAI, one (1) designated by UCC and two (2) designated by Berjaya, and (ii) after a Recoupment, three (3) directors of the Corporation shall be designated by MAI, one (1) designated by UCC and two (2) designated by Berjaya. In the event it shall be necessary to fill a vacancy on the Board of Directors of the Corporation, the Stockholders shall vote their Shares in favor of an individual designated by the party whose designated position on the Board is to be filled.

               (c) A quorum of four (4) directors, including at least two (2) nominated by MAI and two (2) nominated by Berjaya or UCC, shall be required to hold a meeting of the Board of Directors.

    4.2        STOCKHOLDER VOTE

    In addition to any affirmative vote required by law or by any other provisions of this Agreement, from the Effective Date until the Termination Date, the Stockholders agree, and shall cause the Constituent Documents of the Corporation to provide at all times, that except during the existence of Significant Losses, the approval or authorization of any of the following actions shall require the affirmative vote of the holders of not less than eighty-one percent (81%) of the then issued and outstanding Shares:

               (a) the amendment, alteration, modification or repeal of the Constituent Documents or any provision thereof;

               (b) the merger or consolidation of the Corporation with or into any Person, except a wholly owned Subsidiary of the Corporation;

               (c) the sale, transfer, conveyance or other disposition, or pledge, mortgage or grant of a security interest or other adverse right or encumbrance, of or in all or substantially all of the assets of the Corporation;

               (d) the acquisition of any Person, or the acquisition of the assets of any Person other than in the ordinary course of business;

               (e) the recapitalization, reorganization or dissolution of the Corporation;

               (f) the removal of a director of the Corporation, whether with or without cause (except in the case of the removal of a designated director by the Stockholder or Stockholders that designated such designated director); or

               (g)    any change in the name of the Corporation.

    Unless otherwise stated in this Agreement, any other matter requiring the approval or authorization of stockholders under the laws of Argentina, the Constituent Documents of the Corporation or this Agreement shall require for approval or authorization the affirmative vote of the holders of not less than a majority of the then issued and outstanding Shares.

    During the existence of Significant Losses, UCC hereby grants to MAI a proxy as to one Share owned by UCC (the "Proxy"). The parties hereto hereby acknowledge and agree that the Proxy is coupled with an interest and is irrevocable.

    4.3        DIRECTOR VOTE

    In addition to any affirmative vote required by law or by any other provisions of this Agreement, from the Effective Date until the Termination Date, the Stockholders agree, and shall cause the Constituent Documents to at all times provide, that except during the existence of Significant Losses, the approval or authorization of any of the following shall require the affirmative vote of not less than five (5) directors or, in the case of any matter referred to in subclause (d) below, if such approval or authorization cannot be obtained, the affirmative vote of all of the disinterested directors:

               (a) the incurrence of any indebtedness for borrowed money or the guaranty of the obligations of others in excess of 110% of approved borrowing included in the annual budget for the Corporation and its Subsidiaries (on a consolidated basis), as approved by the Board of Directors;

               (b) the sale, transfer, conveyance or other disposition, or pledge, mortgage, grant of a security interest or other right or encumbrance of or in any material asset of the Corporation;

               (c) the making of any expenditures or the incurrence of any other financial obligations for purposes not provided for in a budget of the Corporation approved by the Board of Directors or exceeding the amount provided therein by more than ten percent (10%);

               (d) except as provided in Section 8 hereof, the consummation of any transaction or the incurrence or performance of any obligation in which one or more directors of the Corporation or any of their Affiliates, directly or indirectly, has a material pecuniary or other material interest;

               (e) the voting or taking of any other action with respect to any shares or other ownership interests held by the Corporation in any Subsidiary, including without limitation, the election, removal or substitution of directors of any such Subsidiary and the determination of the number of members of the board of directors of any such Subsidiary;

               (f) to the extent otherwise permitted by the laws of the jurisdiction under which the Corporation is organized and existing, the amendment, alteration, modification or repeal of the Constituent Documents or any provision thereof;

               (g) the declaration of any dividend or distribution to Stockholders; or

               (h) the selection of an Acceptable Bank to determine the Fair Market Value of Shares.

    Unless otherwise stated in this Agreement, any other matter requiring the approval or authorization of the Board of Directors under the laws of Argentina, the Constituent Documents of the Corporation or this Agreement shall require for approval or authorization the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present.

    4.4        USE OF MIRAGE NAME

    At no time shall any of the Stockholders permit the use of the name "Mirage" in any way by the Corporation in connection with the Casino or any other business or activities.

SECTION 5.     THE SHARES

    No Stockholder shall Transfer any Shares, except in accordance with the terms and provisions of this Agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee of such Shares shall have no right to have the Corporation register or otherwise acknowledge such Transfer or any other rights or privileges in or with respect to the Corporation or the Shares purported to have been so transferred.

    5.1  RIGHT OF FIRST OFFER

               (a)    (i)   If a Stockholder desires to sell or otherwise
Transfer (a "Selling Stockholder") any of its Shares (the "Proposed Sale") in a transaction to any third party, the Selling Stockholder shall first give a notice (the "Stockholder Notice") of such desire to the Corporation. The Stockholder Notice shall specify (x) the number of Shares proposed to be sold or transferred (the "Subject Shares"), (y) the aggregate consideration to be paid therefor and (z) other significant terms and conditions of the Proposed Sale. The Corporation shall mail a copy of the Stockholder Notice to each other Stockholder within five (5) days after receipt of the Stockholder Notice.

                      (ii) The Corporation shall have the right to purchase all or part of the Subject Shares for the aggregate consideration to be paid therefor and on the other terms and conditions of the Proposed Sale specified in the Stockholder Notice by giving notice to the Selling Stockholder within thirty
(30) days after receipt by the Corporation of the Stockholder Notice specifying the number of the Subject Shares to be so purchased by the Corporation.

                      (iii) If the Corporation elects to purchase none of, or less than all, the Subject Shares, then the Corporation may give each Stockholder other than the Selling Stockholder a notice (the "Corporation Notice") within three (3) days after the expiration of the thirty (30)-day period referred to in the preceding paragraph, which Corporation Notice shall specify the number of Subject Shares available for purchase by such Stockholders. If the Corporation so elects to give the Corporation Notice, then each such Stockholder (provided that such Stockholder is then an owner of Shares) shall have the right to purchase the available Subject Shares on a pro rata basis in accordance with its Proportionate Share (as hereinafter defined) for the aggregate consideration to be paid therefor and on the other terms and conditions of the Proposed Sale specified in the Stockholder Notice by giving notice (the "Acceptance Notice") to the Selling Stockholder within ten (10) days after receipt of the Corporation Notice.

                      (iv) Any Stockholder which elects to purchase its Proportionate Share may also indicate in his, her or its Acceptance Notice, if he, she or it so elects, its desire to purchase a number of the Subject Shares in excess of its Proportionate Share, stating the maximum dollar amount of such excess (the "Excess Amount"). If one or more Stockholders declines to participate in such purchase or elects to purchase less than such Stockholder's Proportionate Share, then the pro rata participations or the balance of such participations of such Stockholders shall automatically be deemed to be accepted by any Stockholder which set forth an Excess Amount in its Acceptance Notice in an amount not greater than such Excess Amount, such acceptance to be allocated among such Stockholders in proportion to their respective Proportionate Shares and, if the number of Subject Shares allocable to any accepting Stockholder exceeds its Excess Amount, such excess shall be allocated among the remaining Stockholders electing to purchase an Excess Amount in proportion to their respective Proportionate Shares, and such procedure shall be employed until the entire Excess Amount of each Stockholder electing to purchase an Excess Amount has been satisfied or all Subject Shares have been allocated.

    As used herein, the term "Proportionate Share" of a Stockholder shall mean the percentage of Subject Shares offered by a Selling Stockholder which such Stockholder is entitled to purchase pursuant to this Section 5.1. Such percentage, as to each Stockholder, shall be determined by dividing the number of Shares then owned by such Stockholder by the aggregate number of Shares then owned by all Stockholders who are entitled to purchase Subject Shares pursuant to this Section 5.1.

    If the Corporation or the Stockholders fail to elect to purchase all the Subject Shares within the time periods specified in the foregoing paragraphs, then the Selling Stockholder (i) shall be under no obligation to sell any Subject Shares to the Corporation or any Stockholder unless the Selling Stockholder so elects and (ii) shall have the right to sell to the proposed purchaser, within a period of ninety (90) days after receipt by the Corporation of the Stockholder Notice, all or any of the Subject Shares at a price per share not less than the consideration to be paid therefor as specified in the Stockholder Notice, provided that at the time of such Transfer each such transferee agrees in writing (in form and substance reasonably satisfactory to the Corporation) to be bound by all of the provisions of this Agreement applicable to Stockholders so long as it continues to own any of the Shares so transferred. Any Shares not sold pursuant to the immediately preceding sentence prior to the expiration of the ninety (90)-day period referred to therein shall once again be subject to the rights of first offer set forth in this
Section 5.1.

               (b) Each of the Corporation and any offeree Stockholder may cause its designee to purchase from the Selling Stockholder any Subject Shares that it is entitled to purchase pursuant to Section 5.1(a) hereof at the same purchase price and upon the same terms and conditions offered to them pursuant to Section 5.1(a) hereof. In the case of any such designee, at the time of such Transfer each such designee shall agree in writing (in form and substance reasonably satisfactory to the Corporation) to be bound by all of the provisions of this Agreement applicable to Stockholders so long as it continues to own any of the Subject Shares so transferred to such designee.

    5.2.       EXCEPTIONS TO RIGHT OF FIRST OFFER

    Notwithstanding anything to the contrary contained in Section 5 hereof:

               (a) each Stockholder shall have the right at any time during the term of this Agreement to (i) pledge its Shares to any financial institution or any other Stockholder or (ii) Transfer any or all of its Shares to any Affiliate or any other Stockholder, in either case without first offering them to the Corporation and the Stockholders in accordance with Section 5.1 hereof, provided that at the time of such Transfer each such transferee agrees in writing (in form and substance reasonably satisfactory to the Corporation) to be bound by all of the provisions of this Agreement applicable to Stockholders so long as it continues to own any of the Shares so transferred; and

               (b) each Stockholder shall have the right to sell Shares free and clear of the terms, provisions and restrictions of this Agreement (i) in a bona fide public offering of Shares approved by the Board of Directors pursuant to any applicable Securities Act or (ii) subsequent to a bona fide public offering of Shares approved by the Board of Directors pursuant to any applicable Securities Act.

    5.3        PURCHASE AND SALE RIGHTS

               (a) UCC and Berjaya understand and acknowledge that MRI and its subsidiaries that conduct gaming operations in the State of Nevada (collectively, the "Nevada Gaming Subsidiaries") are subject to the jurisdiction and regulation of the Nevada State Gaming Control Board, the Nevada Gaming Commission and various local regulatory authorities (the "Nevada Gaming Authorities"), and that MRI, the Nevada Gaming Subsidiaries or other subsidiaries of MRI ("Foreign Subsidiaries") may become subject to the jurisdiction and regulation of gaming authorities outside the State of Nevada (each, a "Gaming Authority") in respect of other gaming projects. In the event that MRI (i) is ordered, required or otherwise advised by the Nevada Gaming Authorities or a Gaming Authority to terminate its relationship with UCC or Berjaya, (ii) is advised by the Nevada Gaming Authorities or a Gaming Authority that its relationship with UCC or Berjaya or any of their respective principals jeopardizes its registrations, licenses, findings of suitability or approvals (collectively, the "Licenses" and individually, a "License"), or any License of the Gaming Subsidiaries or Foreign Subsidiaries, or any application for a License by MRI, the Gaming Subsidiaries or Foreign Subsidiaries (an "Application") or (iii) determines in its reasonable judgment that its relationship with UCC or Berjaya or any of their respective principals does or may jeopardize its Licenses, or the Licenses of the Gaming Subsidiaries or Foreign Subsidiaries, or an Application, then MAI shall have the right, but not the obligation, to deliver a written notice specifying the relevant event or situation set forth in this sentence (the "Disqualification Notice") to UCC or Berjaya, as the case may be (the "Disqualified Stockholder"), and to the Board of Directors.

               (b) Upon delivery of a Disqualification Notice to the Board of Directors, the Stockholders shall use their best efforts to cause the Fair Market Value per Share to be determined as soon as practicable pursuant to
Section 5.3(f) hereof. Within fifteen (15) days after the determination of the Fair Market Value per Share, MAI shall have the right to either (i) offer to purchase all, but not less than all, of the Shares held by the Disqualified Stockholder for cash at the Fair Market Value per Share by delivery to the Disqualified Stockholder of a written notice specifying such election (the "MAI Purchase Notice"), or (ii) offer to sell all, but not less than all, of the Shares held by MAI to the Disqualified Stockholder for cash at the Fair Market Value per Share by delivery to the Disqualified Stockholder of a written notice specifying such election (the "MAI Sale Notice").

               (c) Within fifteen (15) days of receipt of an MAI Purchase Notice, the Disqualified Stockholder shall, by written notice delivered to MAI, either (i) unconditionally undertake to sell all of its Shares to MAI for cash at the Fair Market Value per Share at a closing to be held within thirty (30) days of such date, or (ii) unconditionally undertake to submit to the Board of Directors, on a specified date (the "Bid Date") within five (5) days of such date, a sealed bid to purchase all of the Shares held by MAI at a per-Share purchase price greater than the Fair Market Value per Share. In the event the Disqualified Stockholder elects to submit a sealed bid and so notifies MAI, MAI shall either (i) unconditionally undertake to sell for cash all of its Shares to the Disqualified Stockholder at the per-Share price set forth in the sealed bid submitted by the Disqualified Stockholder and opened by the Board of Directors on the Bid Date (provided such per-Share price exceeds the Fair Market Value per Share), such sale to be consummated at a closing to be held within thirty (30) days after the Bid Date, or (ii) submit to the Board of Directors on the Bid Date a sealed bid to purchase all of the Shares held by the Disqualified Stockholder. In the event MAI elects to submit a sealed bid, the Board of Directors shall open each sealed bid on the Bid Date and whichever Stockholder shall have submitted the higher per-Share bid shall be obligated to purchase for cash, and the other Stockholder shall be obligated to sell, all of the Shares held by the other Stockholder at the bid price at a closing to be held within thirty (30) days after the Bid Date.

               (d) Within fifteen (15) days of receipt of an MAI Sale Notice, the Disqualified Stockholder shall either (i) unconditionally undertake to purchase for cash all of the Shares held by MAI at the Fair Market Value per Share by delivery of notice thereof to MAI and as otherwise provided in Section 5.3(c) hereof, or (ii) decline to purchase the Shares held by MAI by delivery of notice thereof to MAI. In the event the Disqualified Stockholder declines to purchase the Shares held by MAI, MAI shall have the right, but not the obligation, by delivery of written notice to the Disqualified Stockholder within fifteen (15) days of MAI's receipt of the notice of declination from the Disqualified Stockholder, to purchase all of the Shares held by the Disqualified Stockholder for cash at the Fair Market Value per Share at a closing to be held within thirty (30) days of such date.

               (e) In the event that MAI does not elect to purchase all of the Shares held by the Disqualified Stockholder as provided in the last sentence of Section 5.3(d) hereof, MAI shall have the right, but not the obligation, at any time thereafter to sell or otherwise transfer all or any portion of the Shares held by MAI free of any provision of this Agreement limiting such Transfer, provided that at the time of such Transfer each transferee agrees in writing (in form and substance reasonably satisfactory to the Corporation) to be bound by all of the provisions of this Agreement applicable to Stockholders so long as it continues to own any of the Shares so transferred. In connection therewith, the Corporation shall assist MAI in disposing of the Shares held by it in a prompt and orderly manner and, at the request of MAI, the Corporation shall make available (and authorize MAI to make available through the Corporation) financial and other information concerning the Corporation and its subsidiaries to any prospective transferee of such Shares. The Corporation may require that each such prospective transferee keep confidential, pursuant to customary confidentiality requirements, any information received by him, her or it pursuant to this Section 5.3(e). In the event of any Transfer in accordance with the provisions of this Section 5.3(e), written notice of the Transfer shall be delivered by MAI to the Corporation within five (5) days of such Transfer.

               (f) If it is necessary to determine the Fair Market Value of Shares under this Agreement, such value shall be (i) the value agreed to by all of the Stockholders, or (ii) if no such agreement is reached within ten (10) days, the value determined in an appraisal by an Acceptable Bank selected by the Board of Directors, such appraisal to employ, in respect of an appraisal of the Fair Market Value of the Shares, customary conventions for the valuation of the shares of a corporation similar to the Corporation, taking into account all relevant factors, including the valuation of such Shares in the context of the going concern value of the Corporation (if applicable). Any costs or expenses incurred in connection with any determination of the Fair Market Value of Shares shall be borne equally by the Stockholders.

    5.4        RESTRICTIONS ON TRANSFERABILITY; REGISTRATION

               In addition to the foregoing provisions of this Agreement restricting the ability of Stockholders to Transfer Shares, no Stockholder shall Transfer any Shares to a third party unless (i) such Transfer complies with the conditions specified in this Agreement which are intended to ensure compliance with the provisions of the securities laws of the relevant jurisdictions, and
(ii) the transferee of such Shares executes and delivers to the Corporation a copy of this Agreement.

SECTION 6.     LEGEND

    Each certificate representing Shares owned by the Stockholders or by any persons subject to the provisions of this Agreement shall have stamped, printed or typed thereon, in addition to any other legend required by law, the following legend (both in Spanish and in English):

"THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO, AND SHALL BE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF JANUARY 4, 1994."

SECTION 7.     ANTIDILUTION RIGHTS

               (a) The Corporation shall not, at any time after the date hereof, issue or sell additional securities, unless approved by the Board of Directors and the holders of at least eighty-one percent (81%) of the outstanding Shares.

               (b) The restrictions contained in Section 7(a) hereof shall not apply to issuances from time to time by the Corporation of its Shares, or of securities convertible or exercisable into or exchangeable for Shares, to its officers or employees pursuant to any existing or future stock option or other compensation plan, agreement or arrangement.

               (c) Any distributions or dividends to be made or paid to the Stockholders shall be distributed or paid to the Stockholders on a pro rata basis in accordance with each Stockholder's ownership of Shares on the record date for any such distribution or dividend.

SECTION 8.     RESTRICTIONS ON CORPORATION'S ACTIONS

               (a) The Corporation shall not, directly or indirectly, enter into any transaction or agreement with any employee, officer, director or Stockholder or with any Affiliate of any of the persons or entities described above unless the transaction or agreement is on terms and conditions no less favorable to the Corporation than could be obtained at the time in an arm's-length transaction with a third person that is not such a person.

               (b) The Corporation shall not, without the unanimous consent of the Stockholders, directly or indirectly, engage in any business other than businesses contemplated in the Bid.

               (c) The Corporation shall not enter into any agreement in contravention of this Agreement.

               (d) The Corporation agrees that it will not at any time permit any Transfer to be made on its books or records of the certificates representing the Shares of the Stockholders or any other person subject to the provisions of this Agreement, and that it will refuse to recognize any claims of ownership of any purported transferee of such Shares, unless such Transfer is made pursuant to and in accordance with the terms and conditions of this Agreement.

SECTION 9.     INDEPENDENT ACCOUNTANTS

    Coopers & Lybrand shall serve as the Corporation's independent public accountants, subject to replacement by the Board of Directors.

SECTION 10.    CAPITAL CONTRIBUTIONS

    On or before the date hereof, (i) MAI contributed $1 million to the capital of the Corporation and deposited an additional $3 million in an interest-earning escrow account (the "Account") maintained by Bank of America Nevada, Las Vegas, Nevada ("BofA"), for the benefit of MAI pursuant to an escrow agreement among BofA and the Stockholders (the "Escrow Agreement"), (ii) UCC contributed $400,000 to the capital of the Corporation and deposited an additional $1.2 million in the Account for the benefit of UCC pursuant to the Escrow Agreement and (iii) Berjaya contributed $600,000 to the capital of the Corporation and deposited an additional $1.8 million in the Account for the benefit of Berjaya pursuant to the Escrow Agreement. Pursuant to the Escrow Agreement, BofA, as agent for the Stockholders, shall, from time to time as and when requested by the Board of Directors, disburse from the Account to the operating account of the Corporation, as additional capital contributions by the respective Stockholders to the Corporation in payment of the balance due for their Shares, funds in the amounts requested by the Board of Directors, pro rata in accordance with each Stockholder's interest in the Account. Pursuant to the Escrow Agreement, MAI shall have the exclusive right, power and authority to authorize and instruct BofA to disburse funds from the Account to the account of the Corporation, and BofA shall be entitled to rely conclusively on written instructions from MAI to such effect.

SECTION 11.    MISCELLANEOUS

    11.1       SPECIFIC PERFORMANCE

    The Stockholders agree that it would be impossible to measure in money the damage to the Corporation and the Stockholders in the event of a breach of any of the terms and provisions hereof and the Stockholders agree that in the event of any such breach the Corporation and the stockholders will not have an adequate remedy at law and will be irreparably damaged if such provisions are not specifically enforced. Therefore, the covenants set forth in Section 2 hereof and the restrictions on the transfer of Shares and the obligations to purchase Shares set forth in Section 5 hereof shall be enforceable in a court of equity by a decree of specific performance, and each of the parties hereto hereby consents that injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any other party may have under this Agreement or otherwise.

    11.2       COMPLETE AGREEMENT

    This Agreement constitutes the complete understanding among the parties with respect to its subject matter and no alteration, waiver or modification of any of its provisions shall be valid unless made in writing and signed by all the Stockholders.

    11.3       SECTION HEADINGS

    The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    11.4       SUCCESSORS AND ASSIGNS

    All of the terms of this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Stockholders and upon the successors and assigns of the Corporation, except as otherwise specifically provided herein.

    11.5       NOTICES

               (a) All notices, offers, acceptances and other communications required or permitted hereunder shall be sufficiently given if (a) in writing and personally delivered, (b) sent by telex or telecopy provided that "answer-back" confirmation is received by the sender, or (c) upon receipt, if sent by registered or certified mail, postage paid, return receipt requested, or major commercial courier, in any case addressed:

                                         If to the Corporation:

                                              Mirage Universal de Misiones S.A.
                                              Carlos Pellegrini 887
                                              3rd Floor
                                              1338 Buenos Aires, Argentina

                                              Telephone:(54-1) 325-3500
                                              Telecopy: (54-1) 334-6617


                                         If to MAI:

                                              Mirage Argentina, Inc.
                                              c/o General Counsel
                                              Mirage Resorts, Incorporated
                                              3400 Las Vegas Boulevard South
                                              Las Vegas, Nevada 89109

                                              Telephone (1-702) 791-7111
                                              Telecopy: (1-702) 791-5787


                                         If to UCC:

                                              Universal Casino Consultants (HK)
                                               Ltd.
                                              Prince's Building, 17th Floor

                                              10 Chater Road
                                              Central Hong Kong

                                              Telephone: (071) 431-9407
                                              Telecopy: (071) 431-9454


                                         If to Berjaya:

                                              Berjaya Universal Casino
                                               Management (HK) Ltd.
                                              Level 28 Shahzan Prudential Tower
                                              30 Jalan Sultan Ismail
                                              50250 Kuala Lumpur, Malaysia

                                              Telephone:(603) 242-2622
                                              Telecopy: (603) 248-4660

               (b) Any party may change the address to which each such notice or communication shall be sent by giving written notice to the other parties of such new address in the manner provided herein for giving notice. Absent such notification, the information contained above will remain valid for purposes of any notice of communication under this Agreement.

11.6      GOVERNING LAW

     The parties hereto expressly acknowledge and agree that, in accordance with the provisions of New York General Obligations Law Section 5-1401 governing agreements relating to any obligation arising out of a transaction covering in the aggregate not less than $250,000, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the provisions, policies or principles thereof respecting conflict or choice of laws.

     11.7      JURISDICTION

               (a) ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED IN CONNECTION HEREWITH MAY BE INSTITUTED IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS GENERALLY (BUT NON-EXCLUSIVELY) TO THE JURISDICTION OF EACH SUCH COURT OF ANY SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY ANY OTHER PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES SPECIFIED PURSUANT TO SECTION 11.5.

               (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ENFORCEMENT OF THIS AGREEMENT BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     11.8      AFTER-ACQUIRED SHARES

     The terms and provisions of this Agreement shall apply to all of the Shares now owned or which may be acquired hereafter in accordance with the provisions of this Agreement.

     11.9      AMENDMENTS

     Any provision of this Agreement may be amended or waived only in writing and shall require the written consent of the holders of eighty-one percent (81%) of the Shares and shall be effective upon the execution and delivery of such consent by such Persons.

     11.10     COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

      11.11     FURTHER ASSURANCES

     Each of the parties hereto agrees to take such actions and to vote the Shares held by such party to give effect to the provisions of this Agreement. Each of the parties hereto agrees to take such further actions and to execute and deliver such additional agreements and documents as the other parties hereto may reasonably request in order to carry out all obligations and covenants arising hereunder. Without limiting the generality of the foregoing, each party shall not permit any of its designees on the Board of Directors to take any action or omit to take any action that frustrates or otherwise materially interferes with the performance by any party of its obligations under this Agreement or under the other agreements and documents relating to the subject matter hereof, except to the extent that (a) any member of such Board of Directors designated by another party hereto (which is not an Affiliate of the first party) takes or omits to take such action or approve or condone the action taken or omitted, or (b) such designee has concluded in good faith in his sole judgment that such action or omission was necessary or desirable in order to comply with his fiduciary duties or other applicable legal standards, whether or not in fact legally required. Each of the parties hereto acknowledges that it is the intention of each such party that the Constituent Documents of the Corporation shall, to the extent permitted pursuant to the laws of the relevant jurisdiction under which the Corporation is organized and existing, conform to the provisions of Sections 2, 4 and 5 hereof and that such party shall comply with the provisions set forth in Sections 2, 4 and 5, notwithstanding the existence of any inconsistent provision set forth in any such Constituent Document.

     11.12       SEVERABILITY

     If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect but the illegality or unenforceability of such provision shall have no effect upon or impair the enforceability of any other provision.

     11.13       NO WAIVER

     No failure on the part of any party hereunder to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


                             MIRAGE UNIVERSAL DE MISIONES S.A.

                             By: /s/ISAAC S. ATTIAS
                                -------------------------------------------
                                Name:   Isaac S. Attias
                                Title:  President


                             STOCKHOLDERS:


                             BERJAYA UNIVERSAL CASINO MANAGEMENT
                              (HK) LTD.


                             By: /s/TAN SRI DATO VINCENT TAN CHEE YIOUN
                                -------------------------------------------
                                Name:   Tan Sri Dato Vincent Tan Chee Yioun
                                Title:  Director


                             MIRAGE ARGENTINA, INC.


                             By: /s/STEPHEN A. WYNN
                                 ------------------------------------------
                                 Name:   Stephen A. Wynn
                                 Title:  President


                             UNIVERSAL CASINO CONSULTANTS (HK) LTD.


                             By: /s/MAX M. KINGSLEY
                                 ------------------------------------------
                                 Name:   Max M. Kingsley
                                 Title:  Chairman